
DP&L

DPL



Notice Regarding Forward Looking Statements

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this report which relate to events or developments that are expected to occur in the future, including management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management's beliefs, assumptions and expectation of the Company's future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond the control of DPL Inc. or The Dayton Power and Light Company ("DPL", "DP&L" or the "Company"), including but not limited to: abnormal or severe weather; unusual maintenance or repair requirements; changes in fuel costs, changes in electricity, coal, environmental emissions, gas and other commodity prices; increased competition; regulatory changes and decisions; changes in accounting rules; financial market condition; and general economic conditions. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

Notice Regarding Forward Looking Statements

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this report which relate to events or developments that are expected to occur in the future, including management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management's beliefs, assumptions and expectation of the Company's future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond the control of DPL Inc. or The Dayton Power and Light Company ("DPL", "DP&L" or the "Company"), including but not limited to: abnormal or severe weather; unusual maintenance or repair requirements; changes in fuel costs, changes in electricity, coal, environmental emissions, gas and other commodity prices; increased competition; regulatory changes and decisions; changes in accounting rules; financial market condition; and general economic conditions. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

Recent Significant Events

- Portfolio Sale
- Debt Reduction – Up to $500 Million
- Stock Buyback – Up to $400 Million
- Debt Refinancing
- Closure of Public Utilities Commission of Ohio Investigation
- New System Peak on July 25

Earnings Per Share

Basic:	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Income from Continuing Operations	$ 0.14	$ 0.22	$ 0.44	$ 0.54
Income from Discontinued Operations	$ 0.04	$ 0.25	$ 0.35	$ 0.34
Total Basic	**$ 0.18**	**$ 0.47**	**$ 0.79**	**$ 0.88**

Quarterly Variance Summary,
Q2 '05 to Q2 '04 (Millions)

Total Electric Revenue		
Rate	$	9.2
RTO Services	$	17.5
Volume	$	(16.0)
Other Miscellaneous	$	(2.1)
Total Electric Revenue Change	$	8.6

Fuel		
Price	$	15.1
Volume	$	(5.6)
Total Fuel Change	$	9.5

Quarterly Variance Summary,
Q2 '05 to Q2 '04 (Millions)

Purchased Power		
Wholesale Price	$	6.8
RTO Transmission	$	12.4
Volume	$	(5.6)
Total Purchased Power Change	$	13.6
Operation & Maintenance		
Incentive Comp, Mark to Market	$	3.3
Electric System Maintenance	$	2.2
Director & Officer Insurance	$	(3.2)
Other Miscellaneous	$	(0.9)
Total O&M Change	$	1.4

Sale of Private Equities

($ in millions)

	Cash Received
Cash Received from Funds Transferred/Sold	$816
Net Distributions from 6/30/2004 to 12/31/2004	$139
Net Distributions from 1/1/2005 to 6/30/2005	$52
Total	$1,007

Use of Portfolio Proceeds

Goals

- Return value to shareholders
- Strengthen balance sheet and risk profile
- Provide greater financial flexibility
- Facilitate future access to capital markets at attractive rates

Plan

- Repurchase DPL common shares – Up to $400 Million
- Target up to $500 million for debt reduction

Use of Proceeds: Stock Buyback

- Up to $400 Million
- Open Market Purchases
- From Time to Time
- Private Transactions or Otherwise

Use of Proceeds: Debt Reduction

- Focus on DPL Inc. debt securities
- Lower interest costs by eliminating high coupon debt
- Balance liquidity benefits against NPV returns
- Reduce debt to capital ratio to approximately 60%
- Improve credit standings

Debt Refinancing & Reduction Plan

Debt Reduction – Up To $500 Million

- 7.83% Senior Notes due July 15, 2007 in the Amount of $39 Million.
  - Redeemed May 15, 2005.
- 8.25% Senior Notes due March 1, 2007 with $425 Million Outstanding.
  - Redeem an aggregate principal amount of $200 million.
- Three Partial Tender Offers, Maximum Aggregate Purchase Price of $246 Million:
  - 8.125% capital securities due September 1, 2031 with $300 million outstanding.
  - 6.875% senior notes due September 1, 2011 with $400 million outstanding.
  - 8.00% senior notes due March 31, 2009 with $175 million outstanding.

The actual amounts applied, if any, to reduce each series will depend on the amount and price of the bonds tendered and market conditions at the time of the repurchase offer.

Debt Refinancing & Reduction Plan

Refinancing

- $41.3 million in outstanding Ohio Water Development Authority obligations maturing through 2027 with a weighted average interest rate of 6.4%,
- $137.8 million in outstanding Ohio Air Quality Development Authority obligations maturing through 2030 with a weighted average interest rate of 6.2%,
- $35.3 million in outstanding Boone County, Kentucky obligations maturing through 2022 with a weighted average interest rate of 6.5%.

Liquid Assets as of June 30, 2005
($ in Millions)



Public Securities, $98
Operating Cash, $1,037

Cash	$1,037
Public Securities	$ 98
Total Liquidity	**$1,135**



SHARPENING OUR FOCUS
STRENGTHENING THE COMPANY

DPL

Second Quarter 2005 Earnings
JULY 29, 2005

Consolidated Statement of Results of Operations

$ in millions except per share amounts	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
	(unaudited)		(unaudited)	
Revenues				
Electric revenues	$ 290.8	$ 282.2	$ 595.3	$ 582.0
Other revenues, net of fuel costs	2.6	2.6	5.2	5.2
Total revenues	293.4	284.8	600.5	587.2
Operating Expenses				
Fuel	71.2	61.7	149.7	125.3
Purchased power	37.5	23.9	66.3	51.9
Operation and maintenance	58.9	57.5	112.6	107.9
Depreciation and amortization	36.9	35.0	72.8	69.0
General taxes	26.2	25.4	54.0	52.8
Amortization of regulatory assets, net	0.4	0.1	0.9	0.2
Total operating expenses	231.1	203.6	456.3	407.1
Operating Income	62.3	81.2	144.2	180.1
Investment income	4.3	0.3	10.2	4.6
Other income (deductions)	0.2	(2.9)	11.8	1.3
Income Before Interest Charges	66.8	78.6	166.2	186.0
Interest expense	39.4	37.2	78.5	81.7
Income From Continuing Operations Before Income Tax	27.4	41.4	87.7	104.3
Income tax expense	10.7	15.6	34.9	39.6
Income From Continuing Operations	16.7	25.8	52.8	64.7

(Continued on next page)

Consolidated Statement of Results of Operations

(Continued from previous page)

$ in millions except per share amounts	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
	(unaudited)		(unaudited)	
Discontinued Operations				
(Loss) income from discontinued operations	(1.1)	51.2	33.9	69.2
Gain on disposal of discontinued operations	11.9	-	40.7	-
Income tax expense	5.6	20.6	31.8	27.8
Income from discontinued operations	5.2	30.6	42.8	41.4
Net Income	$ 21.9	$ 66.4	$ 95.6	$ 106.1
Average Number of Common Shares Outstanding (millions)				
Basic	120.7	120.1	120.5	120.1
Diluted	128.7	121.4	128.3	121.4
Earnings Per Share of Common Stock				
Basic:				
Income from continuing operations	$ 0.14	$ 0.22	$ 0.44	$ 0.54
Income from discontinued operations	0.04	0.25	0.35	0.34
Total Basic	$ 0.18	$ 0.47	$ 0.79	$ 0.88
Diluted:				
Income from continuing operations	$ 0.13	$ 0.21	$ 0.41	$ 0.53
Income from discontinued operations	0.04	0.25	0.34	0.34
Total Diluted	$ 0.17	$ 0.46	$ 0.75	$ 0.87
Dividends Paid Per Share of Common Stock	$ 0.24	$ -	$ 0.48	$ 0.24
Book Value Per Share	$ 8.79	$ 8.35	$ 8.79	$ 8.35

Consolidated Statement of Cash Flows

$ in millions	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
	(unaudited)	
Operating Activities:		
Net income	$ 95.6	$ 106.1
Less: Income from discontinued operations	(42.8)	(41.4)
Income from continuing operations	52.8	64.7
Adjustments:		
Depreciation and amortization	72.8	69.0
Amortization of regulatory assets, net	0.9	0.2
Deferred income taxes	(1.8)	36.8
Captive insurance provision	2.6	2.6
Shareholder litigation settlement	-	(70.0)
Gain on sale of other investments	(4.2)	(3.3)
Changes in working capital	(14.2)	(54.1)
Deferred compensation assets	3.3	8.5
Deferred compensation obligations	6.9	(4.8)
Other	3.5	(4.8)
Net Cash Provided by Operating Activities	122.6	44.8
Investing Activities:		
Capital expenditures	(81.2)	(46.4)
Purchases of fixed income and equity securities	(7.4)	(20.5)
Sales of other fixed income and equity securities	26.0	111.1
Net Cash Provided by / (Used for) Investing Activities	(62.6)	44.2

(Continued on next page)

Consolidated Statement of Cash Flows

(Continued from previous page)

$ in millions	Six Months Ended June 30, 2005	2004
	(unaudited)	
Financing Activities:		
Issuance of long-term debt, net of issue costs	-	174.7
Exercise of stock options	9.6	-
Dividends paid on common stock	(57.4)	(28.7)
Retirement of long-term debt	(45.4)	(505.4)
Retirement of preferred securities	(0.1)	-
Net Cash Used for Financing Activities	(93.3)	(359.4)
Cash and Cash Investments:		
Cash flow from continuing operations	(93.3)	(270.8)
Cash flow from discontinued operations	868.4	70.2
Balance at beginning of period	262.1	337.6
Balance at end of period	$ 1,037.2	$ 137.0
Cash Paid During the Period for:		
Interest	$ 75.4	$ 86.5
Income taxes	$ 12.5	$ 42.3

Consolidated Balance Sheet

$ in millions	At June 30, 2005 (unaudited)	At December 31, 2004
Assets		
Property		
Property, plant and equipment	$ 4,670.6	$ 4,495.0
Less: Accumulated depreciation and amortization	(2,026.4)	(1,964.9)
Net property	2,644.2	2,530.1
Current assets		
Cash and cash investments	1,037.2	202.1
Accounts receivable, less provision for uncollectible accounts of $1.0 and $1.1, respectively	195.7	176.7
Inventories, at average cost	80.0	72.1
Prepaid taxes	23.2	46.4
Other	20.6	34.3
Total current assets	1,356.6	530.6
Other assets		
Financial assets	95.0	913.2
Income taxes recoverable through future revenues	31.6	32.6
Other regulatory assets	56.0	41.6
Other	111.3	117.6
Total other assets	295.0	1,104.6
Total Assets	$ 4,296.8	$ 4,165.6

(Continued on next page)

Consolidated Balance Sheet

(Continued from previous page)

$ in millions	At June 30, 2005 (unaudited)	At December 31, 2004
Capitalization and Liabilities		
Capitalization		
Common shareholders' equity		
Common stock	$ 1.3	$ 1.3
Other paid-in capital, net of treasury stock	21.1	15.9
Warrants	50.0	50.0
Common stock held by employee plans	(85.6)	(85.7)
Accumulated other comprehensive income	56.2	66.6
Earnings reinvested in the business	1,041.2	997.1
Total common shareholders' equity	1,083.3	1,044.0
Preferred stock	22.9	22.9
Long-term debt		
First mortgage and pollution control bonds	472.5	472.9
Other long-term obligations	1,611.5	1,644.6
Total long-term debt	2,084.0	2,117.5
Total capitalization	3,190.2	3,184.5
Current Liabilities		
Current portion - long-term debt	1.3	15.5
Accounts payable	132.9	113.4
Accrued taxes	165.0	157.2
Accrued interest	40.8	42.1
Other	22.5	20.7
Total current liabilities	363.2	348.9
Deferred Credits and Other		
Deferred taxes	369.0	384.9
Unamortized investment tax credit	47.9	49.3
Insurance and claims costs	27.5	26.9
Other	242.1	195.3
Total deferred credits and other	686.5	656.3
Total Capitalization and Liabilities	$ 4,239.9	$ 4,189.8